Exhibit 99.4

DR. FRUCHT SYSTEMS LTD.

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2026

DR. FRUCHT SYSTEMS LTD.

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2026

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM BALANCE SHEETS

(USD in thousands )

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	138	5
Bank deposits	48	15
Trade receivable	87	108
Other receivables	5	13
	278	141

Non- current assets
Property and equipment, net	59	4
Total Assets	337	145

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of loans	42	33
Related party credit line	100	-
Trade payable	15	8
Accrued compensation- related parties	457	400
Related party’s loan	335	364
Other payables	138	32
	1,087	837

Loans from bank, fund and other net, of current maturities	185	154
Accrued severance	18	13
Total liabilities	1,290	1,004

Stockholders’ Deficit
Common stock of NIS 1 par value each: 6,000 shares authorized as of March 31, 2026 and December 31, 2025; issued and outstanding 6,000 shares as of March 31, 2026 and December 31, 2025.	2	2
Other comprehensive income	(89)	(87)
Accumulated deficit	(866)	(774)
Total Stockholders’ Deficit	(953)	(859)
Total liabilities and stockholders’ Deficit	337	145

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

(USD in thousands)

	Three months ended
	March 31
	2026	2025
Revenues	87	-

Research and development expenses	(100)	(47)
General and administrative expenses	(74)	(28)
Operating Loss	(87)	(75)
Financial expenses, net	(8)	(3)
Other income	3	5
Net Loss	(92)	(73)
Other comprehensive income (loss)	(2)	10
Net loss and total comprehensive loss	(94)	(63)

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDER DEFICIT

(USD in thousands)

	Number of Shares	Amount	Accumulated other comprehensive loss	Accumulated losses	Total stockholders’ deficit
BALANCE AT DECEMBER 31, 2025	6,000	2	(87)	(774)	(859)
Comprehensive loss	-	-	(2)	-	(2)
Net loss	-	-	-	(92)	(92)
BALANCE AT MARCH 31, 2026	6,000	2	(89)	(866)	(953)

	Number of Shares	Amount	Other comprehensive income	Accumulated deficit	Total stockholders’ deficit
BALANCE AT DECEMBER 31, 2024	6,000	2	(1)	(655)	(654)
Comprehensive income	-	-	10	-	10
Net loss	-	-	-	(73)	(73)
BALANCE AT MARCH 31, 2025	6,000	2	9	(728)	(717)

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(USD in thousands)

	Three months ended
	March 31
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(92)	(73)
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	2	1
Interest expenses	1	1
Change in accrued severance	5	-
Decrease in trade receivable	23	-
Decrease in other receivables	7	11
Increase (decrease) in trade payable	7	(9)
Increase in accrued compensation- related parties	57	12
Increase in other liabilities	72	14
Net cash provided by (used in) operating activities	82	(43)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchase of property and equipment	(57)	-
Decrease (increase) in short term bank deposit	(33)	13
Net cash provided by (used in) investment activities	(90)	13

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term loan from bank, net	-	(17)
Related party credit line	100	-
Long-term loans	48	-
Repayment of loans	(7)	(5)
Net cash provided by (used in) financing activities	141	(22)

Net increase (decrease) in cash and cash equivalents	133	(52)
Cash and cash equivalents at the beginning of the period	5	59
Cash and cash equivalents at the end of the period	138	7

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 1 – GENERAL

A.	Dr. Frucht Systems ltd. (“the Company” or “DFSL”) is a private company incorporated in Israel in 1995. The Company specializes in the development, production and marketing of advanced homeland security and defense solutions based on proprietary LADAR/LIDAR “Time of Flight” technology and AI-driven laser sensor systems.

The Company develops and manufactures laser radar sensors, perimeter protection systems, drone detection technologies, virtual fencing solutions and related security applications for critical infrastructure, military facilities, airports, ports, correctional facilities and other sensitive sites worldwide.

On March 31, 2026, BiomX Inc. (“BiomX”) and Mandragola Ltd, a company formed under the laws of the State of Israel (“Mandragola”), entered into an option and undertaking agreement pursuant to which BiomX was granted an exclusive and irrevocable option to acquire Mandragola’s equity interests in the Company. On April 13, 2026, BiomX exercised the option and entered into, and simultaneously closed, a stock purchase and assignment agreement with Mandragola pursuant to which BiomX acquired shares representing 60% of the Company’s issued and outstanding voting share capital on a fully diluted basis. The remaining 40% of the Company’s issued and outstanding voting share capital is held by Dr. Frucht Isak Yaakov (“Stockholder”). Mandragola committed to provide, or make available, a credit line to support DFSL’s operations, in an amount and on terms to be mutually agreed upon. As of the balance sheet date, Mandragola provided the Company $100 thousand as a credit line. As of the date of issuance of these financial statements, the interest terms and repayment schedule had not yet been determined.

The Company has previously received grants from the Israel Innovation Authority (“IIA”) in connection with the development of its anti-drone technology. Accordingly, the transfer of ownership and control of the Company contemplated by the transaction is subject to the written confirmation and approval of the IIA. As of the date of approval of these financial statements, such approval had not been obtained.

B.	Israel –war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas, which subsequently expanded to additional regional fronts and contributed to heightened geopolitical and security instability in the region.

During 2024, 2025 and into 2026, hostilities included military activity involving Lebanon and Iran and, at times, resulted in temporary disruptions to the Company’s operations in Israel. Although ceasefire arrangements were reached at various times, including in April 2026, the security situation in Israel and the surrounding region remains fragile and unpredictable.

Because the majority of the Company’s operations, management, directors and personnel are located in Israel, the Company is directly affected by economic, political and military conditions in the region. As of the date of these financial statements, management cannot reasonably estimate the extent to which any further escalation or renewed hostilities may impact the Company’s business, financial condition and results of operations.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 1 – GENERAL (Cont.)

C.	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

The Company is an established business that generates revenues from its existing products and developments. In recent periods, the Company commenced new development activities, including drone detection technologies, which resulted in increased research and development expenses. As a result, the Company incurred losses and as of March 31, 2026, the Company had an accumulated losses of $866 thousand. These conditions raising substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

In accordance with ASC 205-40, management evaluated whether its plans alleviated the substantial doubt. Such plans included Mandragola’s commitment to provide a credit line to support the Company’s operations as detailed in Note 1A, and the agreement with the Stockholder and his spouse, entered following the SPA described in Note 3, pursuant to which they waived their rights to payment of accrued compensation. However, management concluded that these plans do not fully alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments that may result from the outcome of such circumstances.

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for condensed financial information. They do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair statement have been included (consisting only of normal recurring adjustments except as otherwise discussed).

The financial information contained in this report should be read in conjunction with the annual financial statements for the fiscal year ended December 31, 2025. The year-end balance sheet data was derived from the audited financial statements as of December 31, 2025. The significant accounting policies adopted and used in the preparation of the financial statements are consistent with those of the previous financial year.

A.	Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported years. The most significant estimates in the Company’s financial statements relate to financial instruments fair value valuation. These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (CONT.)

B.	Trade Receivables

Trade receivables are recognized when the Company has an unconditional right to consideration and recorded at the amount billed or billable to customer. Trade receivables are stated net of an allowance for expected credit losses, if any. In accordance with ASC 326, the Company evaluates its accounts receivable for expected credit losses on a collective or individual basis, as appropriate, based on historical experience, current conditions, and reasonable and supportable forecasts.

For the three months ended March 31, 2026, one customer accounted for 100% of the Company’s revenues.

As of December 31, 2025, all of the Company’s trade receivables were due from this customer and were collected in January 2026. As of March 31, 2026, all of the Company’s trade receivables were due from the same customer pursuant to the related agreement and are expected to be collected during the second and third quarters of 2026.

C.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company’s principal property and equipment asset consists of a motor vehicle purchased during the first quarter of 2026. The vehicle is depreciated over its estimated useful life, which management has determined to be 7 years.

D.	Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised products or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled.

Identification of Performance Obligations and Allocation of Transaction Price

The Company’s contracts with customers often include multiple promises, such as the sale of hardware systems, perpetual software licenses, installation services, and ongoing technical and warranty support. For these bundled arrangements, the Company assesses at contract inception whether the promised goods or services are distinct performance obligations. A promised good or service is considered distinct if the customer can benefit from it on its own or with other readily available resources, and the promise to transfer it is separately identifiable from other promises in the contract.

If an arrangement contains multiple distinct performance obligations, the total transaction price is allocated to each performance obligation based on the relative stand-alone selling price (“SSP”) of each underlying good or service. The Company determines SSP based on the prices charged for the goods or services when sold separately. If SSP is not directly observable, the Company estimates it using an expected cost-plus-margin approach or, in limited circumstances, a residual technique.

Timing of Revenue Recognition

Revenue from maintenance, technical support and warranty support services is recognized over time as the services are performed. For these contracts the Company applies the practical expedient in ASC 606-10-55-18 because it has a right to invoice an amount that corresponds directly with the value transferred to the customer. These services are generally billed based on fixed periodic amounts or actual services performed, which reasonably reflects the value of the Company’s performance completed to date.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (CONT.)

D.	Revenue recognition (Cont.)

Revenue from sale of systems, perpetual software licenses and related products is recognized at a point in time when or as control transfers to the customer, depending on the nature of the applicable performance obligations and the terms of the underlying arrangements. If an arrangement includes significant installation services that are determined to be distinct, revenue for the installation is recognized as the services are performed.

Additionally, in December 2025, the Company entered into an agreement transferring software assets and patents, and granting exclusive global commercialization rights for its metro rail technology - Metro Software to its main customer as detailed in Note 2B. The agreement also includes ongoing support and personnel services through July 2026. The Company identified multiple performance obligations and allocated the transaction price based on relative stand-alone selling prices. Revenue for the asset transfers and exclusive rights was recognized at a point in time in December 2025 upon transfer of control. Revenue for the ongoing services is being recognized over time as rendered through July 2026.

NOTE 3 – RELATED PARTIES

Related party’s loans

Over the years, the Company has received loans from a stockholder. The loans are denominated in New Israeli Shekels (“NIS”), indexed to the Israeli Consumer Price Index (“CPI”), and are non-interest-bearing. No written agreement exists with respect to these loans. The loans have no stated maturity date and are repayable on demand or pursuant to future agreement between the parties.

Accrued compensation

As of March 31, 2026 and December 31, 2025, accrued compensation included related-parties amounts payable to a Stockholder and the spouse of a Stockholder for services rendered in prior years. As of March 31, 2026, such amounts consisted of $343 thousand payable to the spouse of a Stockholder and $114 thousand payable to a Stockholder. As of December 31, 2025, such amounts consisted of $324 thousand payable to the spouse of a Stockholder and $76 thousand payable to a Stockholder. These amounts are included in accrued compensation in the accompanying balance sheets.

In April 2026, following the execution of the share purchase agreement described in Note 1A, the Stockholder and the Stockholder’s spouse waived their rights to payment of the accrued compensation described above. These waivers were recorded as contributions to stockholders’ deficit and recognized directly in equity within a reserve for transactions with related parties.

Credit line from related party

As detailed in Note 1A, Mandragola committed to provide, or make available, a credit line to support DFSL’s operations, in an amount and on terms to be mutually agreed upon. In Q1 2026, Mandragola provided the Company $100 thousand as a credit line. As of the date of issuance of these financial statements, the interest terms and repayment schedule had not yet been determined.